Exhibit 10.27

THIRD SUPPLEMENTAL DEBENTURE

issued by

IBEX GLOBAL JAMAICA LIMITED

in favour of

FIRST GLOBAL BANK LIMITED

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IBEX GLOBAL JAMAICA LIMITED

THIRD SUPPLEMENTAL DEBENTURE

Issued pursuant to the Borrower’s constitutive documents and a Resolution of the Borrower passed on the 27th day of March 2020

This Third Supplemental Debenture is made on the date set out in Item 1 of the First Schedule between the party described in Item 2 of the First Schedule (herein referred to as “the Borrower” or “the Company” which expression shall where the context admits include its successors assigns and transferees) of the ONE PART and the party described in Item 3 of the First Schedule (hereinafter called” the Debenture Holder” or “the Bank” which expression shall where the context admits includes the Debenture Holder’s successors assigns and transferees) of the OTHER PART AND is supplemental to a First Demand Debenture dated January 31, 2018 and a Supplemental Debenture dated 24th January 2019, and a Supplemental Debenture dated 29th November 2019 (collectively referred to as “the Original Debentures”) issued by the Borrower in favour of the Bank.

WHEREAS

A.
The Borrower has, to date, obtained financing from the Bank for the purposes of assisting with the build-out of infrastructure and the acquisition of equipment, work stations and related facilities to expand its call center operations/facilities at Portmore Pines Plaza, St. Catherine and at the Courtleigh Centre on St. Lucia Avenue. These loan facilities were secured by a First Demand Debenture and Supplemental Debentures impressed with Stamp Duty to cover the Borrower’s aggregate indebtedness as set forth in item 4 of the First Schedule (herein the “Existing Indebtedness”).

B.	The Borrower has now requested from the Bank additional financing in the amount of Two Million Six Hundred and Twenty-One Thousand United States Dollars (US$2,621,000.00).

C.
The Borrower is desirous of increasing the enforceable value of the security as shall be held by the Bank with respect to the indebtedness of the Borrower including an amount equivalent to the Existing Indebtedness, the same to secure a further indebtedness by the Borrower in the amount set forth in Item 5 of the First Schedule it being the intent of these presents that until the discharge of the Original Debentures, the Original Debentures together with this Third Supplemental Debenture shall be a continuing security covering the aggregate indebtedness of the Borrower to the Bank to such aggregate as the stamp duty impressed on the Original Debentures and this Third Supplemental Debenture will extend to cover and that the Original Debentures and this Third Supplemental Debenture shall avail the Bank in respect of all present and future indebtedness of the Borrower.

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D.	The Borrower has agreed to issue this Third Supplemental Debenture on the terms and conditions hereinafter appearing.

Now this DEED WITNESSETH as follows:

Expressions used in this Supplemental Debenture and not otherwise defined shall bear the meanings ascribed to these expressions in the Original Debenture.

1.
The Borrower covenants to pay on demand to the Debenture Holder all sums of money as are now or shall from time to time hereafter become owing to the Debenture Holder by the Borrower under and by virtue of the Commitment Letters, the Original Debentures and/or any other Related Documents issued in respect of the Secured Obligations as and when the same shall become due and owing under or by virtue of the said documents.

2.
AND FOR BETTER SECURING to the Debenture Holder the payment of the Secured Obligations in manner provided for by the Original Debentures to such aggregate as the stamp duty impressed on the Original Debenture and this Third Supplemental Debenture will extend to cover, the Borrower:

1.
DOTH HEREBY CHARGES to the Debenture Holder as a continuing security for the payment and discharge of the Secured Obligations (including, for the avoidance of doubt, all interest thereon and all liabilities hereby covenanted to be paid and intended to be hereby secured) all the Charged Properties (as described in Item 1 of Second Schedule) ;

11.	DOTH HEREBY ASSIGNS absolutely to the Debenture Holder the rights and benefits described in Item 2 of the Second Schedule.

3.
All covenants powers provisions conditions and agreements contained in or implied by or made applicable to the First Demand Debenture shall be applicable to this Supplemental Debenture as fully and effectually as if the same had been set out at length herein and specifically made applicable hereto.

4.
This Third Supplemental Debenture shall be impressed in the first instance with stamp duty covering a further indebtedness of the amount set forth in Item 5 of the First Schedule, but the Bank shall be and is hereby empowered at any time or times hereafter without any further license or consent of the Borrower to impress additional stamp duty as is legally required on the Original Debentures and/or hereon covering any sum or sums by which the indebtedness to the Bank may exceed the aggregate indebtedness secured by the Original Debentures and/or this
Third Supplemental Debenture as the stamp duty impressed thereon and hereon will extend to cover it being the intent of these presents that until discharge thereof the Original Debentures and this Third Supplemental Debenture shall be continuing securities covering indebtedness from the Borrower to the Bank to such aggregate as the stamp duty impressed thereon and hereon will extend to cover and shall avail the Bank in respect of all present and future indebtedness of the Borrower.

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FIRST SCHEDULE

Item 1	Date of this Third Supplemental Debenture the 27th day of March 2020

Item 2 The Borrower:	Ibex Global Jamaica Limited

Item 3 The Debenture Holder:	First Global Bank Limited

Item 4 Existing Indebtedness:	One Million Three Hundred and Sixty Thousand United States Dollars (US$1,360,000.00); and

One Million Two Hundred Thousand United States Dollars (US$1,200,000.00)

Eight Hundred Thousand United States Dollars (US$800,000.00)

Item 5 Further Indebtedness:	Two Million Six Hundred and Twenty- One Thousand United States Dollars (US$2,621,000.00).

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SECOND SCHEDULE

Item 1: Charged Properties

i.
by way of first fixed charge, all freehold and leasehold property of the Company and all other rights and interest of the Company in realty together with all buildings, fixtures (including trade fixtures), and plant (fixed or unfixed) and all machinery, equipment, computers, furniture and furnishings (together with all accessories, spare parts, additions, renewals and replacements from time to time to any of the foregoing) and the full benefit of all warranties and contracts relating to the same, including stock-in-trade of the Company;

ii.
by way of first fixed charge, all FUTURE  freehold  and leasehold property of the Company and all other future rights and interest of the Company in realty together with all  buildings,  fixtures (including trade fixtures), and future plant (fixed or unfixed) and all future machinery, equipment, computers, furniture and furnishings (together with all accessories, spare parts, additions, renewals and replacement from time to time to, or of any of the foregoing) and the full benefit of all warranties and contracts relating to the same, including stock-in-trade of the Company;

iii.
by way of first fixed charge, all PRESENT and FUTURE book and other debts and revenues (including, but not limited to, all credit balances and deposits of the Company with the Debenture Holder or any financial institution), rentals, accounts receivables and securities for money now or from time to time due or owing to or purchased or otherwise acquired by the Company and the full benefit of all rights and remedies relating thereto including but not limited to any bills of exchange, promissory notes and other negotiable or non-negotiable instruments, guarantees, indemnities, debentures, mortgages, legal and equitable charges and other security, reservations or proprietary rights, rights of tracing, liens, and all other rights and remedies of whatsoever nature in respect of the same, and all bills of lading, warehouse receipts and other documents of title to the goods;

iv.
by way of first fixed charge, the Company’s PRESENT and FUTURE goodwill, uncalled or unpaid capital and the Shares now or hereafter belonging to the Company or in which the Company has an interest or may subsequently acquire an interest, whether as legal or beneficial owner or otherwise;

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v.	by way of first fixed charge, all PRESENT and FUTURE rights in Intellectual Property or similar rights now or hereafter belonging to the Company;

vi.
by way of first fixed charge, all PRESENT and FUTURE contracts or policies of insurance (including life policies) in which the Company now or hereafter may have an interest and all moneys from time to time payable thereunder including any refund or premiums;

vii.	by way of first fixed charge, all its PRESENT and FUTURE motor vehicles, spare parts and accessories now or hereinafter belonging to the Company or in which the Company may acquire an interest;

viii.
by way of fixed/general charge all its undertaking and other assets, rights and income (both present and future) not otherwise effectively mortgaged, charged or assigned under subparagraphs (i) to (vii) above or Item 2 below.

Item 2: Assigned Benefits

i.
the benefit to the Company of all rights and claims to which it is now, or may in the future become, entitled in relation to its Charged Properties including (but without limitation) all its rights and claims against all persons who now are or who at any time have been or may become purchasers, lessees, sub-lessees, licensees or occupiers of the whole or any part or parts of its Charged Properties and all guarantors and sureties for the obligations of any such person;

ii.
the benefit to the Company of all guarantees, letters of support, warranties and representations given or made by, and any rights or remedies to which the Company is now or may, in the future, be entitled against, all or any suppliers, professional advisers and Contractors in relation to any of its Charged Properties and the manufacturers, suppliers or installers of all plant, machinery, fixtures, fittings or other items now or from time to time belonging to the Company, and any other person now or from time to time under contract with or under a duty to the Company including (without limitation) the right to prosecute in the name of the Company any proceedings against any such person in respect of any act, omission, neglect, default, breach of contract, or breach of duty, whether relating to the design, construction, inspection or supervision of the construction of any of its Charged Properties, or to the quality or fitness for use of such plant, machinery, fixtures, fittings and other items or otherwise, and the benefit of all sums recovered in any proceedings against all or any of such persons.

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IN WITNESS whereof the Borrower has caused its common seal to be hereunto affixed the day and year first hereinbefore written.

The common seal of IBEX	)
GLOBAL JAMAICA LIMITED	)
)
was hereunto put and	)	/s/ Robert Dechant
affixed in the presence of and	)	/s/ Karl Gabel
this Instrument signed by	)
Robert Dechant, Director	)
and	)
Karl Gabel, Director	)
in the presence of	)

/s/ Charlotte Kachold
Attorney-at-law/Justice of the Peace
for the parish of:
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JAMAICA S.S.

BE IT REMEMBERED that on the   day of          Two Thousand and Twenty before me the undersigned One of Her Majesty’s Justices of the Peace in this Island personally came appeared           of              in the parish of              the             subscribing witness to the due execution of the foregoing Debenture who being by me duly sworn made oath and said that he/she was present and saw the Common Seal of IBEX GLOBAL JAMAICA LIMITED put and affixed thereto by             Secretary/Director of the Company in the presence of               Director of the Company as aforesaid and both duly sign the said Debenture and deliver the same as and for the proper act and deed of the Company for the purposes therein mentioned.

Justice of the Peace for the Parish of:

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